EXHIBIT 10.25

                     DIRECTOR INDEXED FEE CONTINUATION PLAN

                                    AGREEMENT

         This Agreement, made and entered into this first day of January, 1996, by and between Northside Bank of Tampa a Bank organized and existing under the laws of the State of Florida, hereinafter referred to as "the Bank", and Johnny
R. Adcock a Director of the Bank and the Director of the Bank, hereinafter referred to as "the Director'".

         The Director is on the Board of the Bank and is faithfully serving the Bank. It is the consensus of the Board of Directors of the Bank (The Board) that the Director's services have been of exceptional merit in excess of the compensation paid, and an invaluable contribution to the profits and position of the Bank in its field of activity. 'Me Board further believes that the Director's experience, knowledge of corporate affairs, reputation and industry contacts are of such value and his continued services are so essential to the Bank's future growth and profits that it would suffer severe financial loss should the Director terminate his services on the Board.

         Accordingly, it is the desire of the Bank and the Director to enter into this Agreement under which the Bank will agree to make certain payments to the Director upon his retirement and, alternatively, to his beneficiary(ies) in the event of his premature death while serving on the Board.

         It is the intent of the parties hereto that this Agreement be considered an arrangement maintained primarily to provide supplemental retirement benefits for the Director for purposes of the Employee Retirement Security Act of 1974 (ERISA). The Director is fully advised of the Banks financial status and has had substantial input in the design and operation of this benefit plan.

         Therefore, in consideration of the Director's services performed in the past and those to be performed in the future and based upon the mutual promises and covenants herein contained, the Bank and the Director, agree as follows:

I.       DEFINITIONS

         A. EFFECTIVE DATE:

         The Effective Date of this Agreement shall be January 1, 1996.


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B.       PLAN YEAR:

         Any reference to "Plan Year' shall mean a calendar year from January I to December 31). In the year of implementation, the term 'Plan Year" shall mean the period from the effective date to December 31 of the year of the effective date.

C.       RETIREMENT DATE.

         Retirement Date shall mean retirement from service with the Bank which becomes effective on the first day of the calendar month following the month in which the Director reaches his sixty-fifth (65th) birthday or such date as the Director may actually retire.

D.       TERMINATION OF SERVICE:

         Termination of Service shall mean voluntary resignation of service by the Director or the Bank's discharge of the Director without cause (as defined in subparagraph IH (D) hereinafter], prior to the Normal Retirement Age [described in subparagraph I (J) hereinafter].

E.       PRE-RETIREMENT ACCOUNT:

         A Pre-Retirement Account shall be established as a liability reserve account on the books of the Bank for the benefit of the Director. Prior to termination of service or the Director's retirement, such liability reserve account shall be increased or decreased each Plan You (including the Plan Year in watch the Director ceases to be employed by the Bank) by an amount equal to the annual earnings or loss for that Plan Year determined by the Index [described in subparagraph I (G) hereinafter], less the Cost of Funds Expense for that Plan Year. [described in subparagraph I (H) hereinafter].

F.       INDEX RETIREMENT BENEFIT:

         The Index Retirement Benefit for the Director for any year shall be equal to the excess of the annual earnings (if any) determined by the Index [subparagraph I (G)] for that Plan Year over the Cost of Funds Expense [subparagraph I (H] for that Plan Year.

G.       INDEX:

         The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contracts described hereinafter as defined by FASB



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         Technical Bulletin 85-4, This Index shall be applied as if such insurance contracts were purchased on the effective date hereof

         Insurance Company:                     Canada Life Assurance Company
         Policy Form:                           Participating Whole Life

         Policy Name:                           CL/I
         Insured's Age and Sex:                 51, Male
         Riders:                                Paid Up Additions Rider
                                                Custom Term Rider

         Ratings:                               None
         Face Amount:                           $219,402
         Premiums Paid -.                       $15,000.00
         Number of Premium Payments:            Seven
         Assumed Purchase Date-                 May 1, 1996

         If such contracts of the insurance are actually purchased by the Bank then the actual policies as of the dates they were purchased shall be used in calculations under this Agreement. If such contracts of the insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above described policies were purchased from the above named insurance company(ies) on the Effective Date from which the increase in policy value will be used to calculate the amount of the Index.

         In either case, references to the life insurance contract are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life 'Insurance and, if purchased, the Director and his beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Agreement than that of an unsecured general creditor of the Bank,

H.       COST OF FUNDS EXPENSE

         The Cost of Funds Expense for any Plan Year shall be calculated by taking the sum of the amount of premiums set forth in the Indexed policies described above plus the amount of any after-tax benefits paid to the Director pursuant to this Agreement (Paragraph III hereinafter) plus the amount of all previous years after-tax Costs of Funds Expense, and multiplying that sum by the average after-tax cost of funds of the Bank's third quarter Call Report for the Plan Year as filed with the Federal Deposit Insurance Corporation.



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I.       CHANGE OF CONTROL-.

         Change of control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank or the Bank's holding company from the Effective Date of this Agreement. For the purposes of this Agreement, transfers on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a change in control.

J.       NORMAL RETIREMENT AGE .

         Normal Retirement Age shall mean the date on which the Director attains age sixty-five (65).

II.      EMPLOYMENT

No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Director, nor shall any conditions herein create specific employment rights to the Director nor limit the right of the Employer to discharge the Director with or without cause. In a similar fashion, no provision shall limit the Directors rights to voluntarily sever his employment at any time,

III.     INDEX BENEFITS

The following benefits provided by the Bank to the Director are in the nature of a fringe benefit and shall in no event be construed to effect nor limit the Director's current or prospective fee increases, cash bonuses or profit-sharing distributions or credits.

A.        RETIREMENT BENEFITS:

         The Director shall be entitled to receive the balance in his Pre-Retirement Account (as defined in subparagraph I (E)] in ten (10) equal annual installments commencing thirty (30) days following the Director's Normal Retirement Date, In addition to these payments, commencing with the Plan Year in which the Director attains his Retirement Date, the Index Retirement Benefit [as defined in subparagraph I (F) above] for each year shall be paid to the, Director until his death.

B.       TERMINATION OF SERVICE:

         Subject to subparagraph III (D) hereinafter, should the Director-suffer a termination of service after the earlier of attaining age sixty-five (65) or ten years of service on the Board [defined in subparagraph I (D)], he shall be entitled to receive one hundred percent (100%), times the balance in the


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         Pre-Retirement Account paid over ten (10) years in equal installments commencing at the Retirement Date (subparagraph I (C)]. In addition to these payments, one hundred percent (100%) times full years of service with the Bank, times the Index Retirement Benefit for each year shall be paid to the Director until his death.

         Should the Director suffer a termination of service prior to the earlier of attaining age sixty-five (65) or ten years of service on the Board, no benefit shall be due under this Agreement and this Agreement shall terminate.

C.       DEATH

         Should the Director die prior to having received the full balance of the Pre- Retirement Account, the unpaid balance of the Pre-Retirement Account shall be paid in a lump sum to the beneficiary selected by the Director and filed with the Bank. In the absence of or a failure to designate a beneficiary, the unpaid balance shall be paid in a lump sum to the personal representative of the Director's estate. No other death benefit shall be payable under this Agreement.

D.       DISCHARGE FOR CAUSE:

         Should the Director be discharged for cause at any time prior to his Retirement Date, all Index Benefits under this Agreement [subparagraphs III (A), (B) or (C)] shall be forfeited. The term "for cause" shall mean gross negligence or gross neglect or the commission of a felony or gross-misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on the Bank. If a dispute arises as to discharge "for cause", such dispute shall be resolved by arbitration as set forth in this Agreement.

IV.      RESTRICTIONS UPON FUNDING

The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Director, his beneficiary(ies) or any successor in interest to him shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

The Bank reserves the absolute right at its sole discretion to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the exact nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall the Director be


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deemed to have any lien or right, title or interest in or to any specific funding investment or to any assets of the Bank.

If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

V.       CHANGE OF CONTROL

Upon a Change of Control (as defined in subparagraph I (1) herein], the Director shall receive the benefits promised in this Agreement upon attaining Normal Retirement Age, as if he had continuously served on the Board of the Bank until his Normal Retirement Age. The Director will also remain eligible for all promised death benefits in this Agreement. In addition, no sale, merger or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Agreement and agrees to abide by its terms.

VI       MISCELLANEOUS

A.       ALIENABILITV AND ASSIGNMENT PROHIBITION:

         Neither the Director, his/her surviving spouse nor any other beneficiary under this Agreement shall have any power or tight to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or his beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise, In the event the Director or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

B.       BINDING OBLIGATION OF BANK AND ANY SUCCESSOR IN INTEREST:

         The Bank expressly agrees that it shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, TO assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiary(ies), heirs and personal representatives.

C.       REVOCATION-

         It is agreed by and between the parties hereto that, during the lifetime of the Director, this Agreement may be amended or revoked at any time or


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         times, in whole or in part by the mutual written assent of the Director and the Bank.

D.       GENDER:

         Whenever in this Agreement words are used in the masculine or neuter gender, they shalI be read and construed as in the masculine, & feminine or neuter gender, whenever they should so apply.

E.       EFFECT ON OTHER BANK BENEFIT PLANS:

         Nothing contained in this Agreement shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

F.       HEADINGS:

         Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

G.       APPLICABLE LAW:

         The validity and interpretation of this Agreement shall be governed by the laws of the State of Florida.

VII.     ERISA PROVISION

A.       NAMED FIDUCIARY AND PLAN ADMINISTRATOR:

         The "Named Fiduciary and Plan Administrator" of this plan shall be Northside Bank of Tampa until its removal by the Board. As Named Fiduciary and Administrator, the Bank shall be responsible for the management, control and administration of the Fee Continuation Agreement as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

B.       CLAIMS PROCEDURE AND ARBITRATION:

         In the event a dispute arises over benefits under this Agreement and benefits are not paid to the Director (or to his beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan


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         Administrator named above within ninety (90) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid ninety-day period,

         If claimants desire a second review they shall notify the Plan Administrator in writing within ninety (90) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feet appropriate. In its sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within ninety
         (90) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

         If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning, and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

         Where a dispute arises as to the Bank's discharge of the Director "for cause", such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.


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         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day of January, 1996 and that, upon execution, each has received a conforming copy.

                                            NORTHSIDE BANK OF TAMPA



         /s/ Elizabeth D. Cos               By: /s/ Jose Vivero, President & CEO
-----------------------------------            ---------------------------------
Witness                                                                    Title




         /s/ Elizabeth D. Cos               By: /s/ Johnny R. Adcock
-----------------------------------            ---------------------------------
Witness                                             Johnny R. Adcock


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